UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Amendment No. 1

to

FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Novamerican Steel Inc.

(Exact name of registrant as specified in charter)

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Delaware	3310	20-4790836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28 West 44th Street, 16th Floor New York, New York 10036 (T) 646- 429-1505 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC
Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 amends the Registration Statement on Form 8-A initially filed with the Securities and Exchange Commission on March 5, 2007 by Novamerican Steel Inc. f/k/a Symmetry Holdings Inc. (the “Company”). The purpose of this Amendment No. 1 is to update the name and address of the Company, change the name of the exchange on which the common stock and warrants of the Company are to be listed, as specified on the cover page, and to omit references to Units, a security of the Company that will no longer be traded as a separate class of security, in Item 1 and Item 2. hereof.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and warrants of Novamerican Steel Inc. f/k/a Symmetry Holdings Inc. The description of the common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-135353), filed with the Securities and Exchange Commission on June 27, 2006, and as last amended on February 27, 2007 or as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation of the registrant
*3.2	Amended and Restated By-laws of the registrant
4.1	[Intentionally omitted]
*4.2	Specimen certificate representing common stock
*4.3	Specimen certificate representing warrant relating to warrants to be issued in this offering
*4.4	Specimen certificate representing warrant relating to warrants to be issued in the private placement
*4.5	Form of Warrant Agreement between warrant agent and the registrant

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*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135353.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 28, 2007	NOVAMERICAN STEEL INC.
	By:	/s/ Corrado De Gasperis
	Name:	Corrado De Gasperis
	Title:	Chief Executive Officer